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                                                                    EXHIBIT 23.8
                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this S-4 registration statement (No. 33-57033), filed by Westamerica Bancorporation, of our reports dated February 4, 1994, included (or incorporated by reference) in North Bay Bancorp's 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.

                                      /s/ ARTHUR ANDERSEN LLP

San Francisco, California
 January 31, 1995